SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

                                                                            Bancorp Connecticut, Inc.

(Name of Registrant as Specified in Its Charter)

                                                                                               N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 [LETTERHEAD OF BANCORP CONNECTICUT, INC.]

Dear Shareholder:

                You are cordially invited to attend the 2001 Annual Meeting of the Shareholders of Bancorp Connecticut, Inc. (the "Company") to be held on Thursday, April 26, 2001. Matters scheduled for consideration at the Meeting are the election of directors, the ratification of the appointment of the Company's independent accountants for 2001, and a shareholder proposal.

                Please give the enclosed Proxy Statement your prompt and careful attention. A copy of the Company's 2000 Annual Report to Shareholders also is enclosed. If you need an additional copy of the Company's Annual Report, please call Thomas A. Sebastian at 860-620-6580.

                It is important that your shares be represented at the Meeting. To ensure that your shares will be represented, please sign and promptly return the enclosed proxy in the envelope provided, regardless of whether you plan to attend the Meeting. If you attend the Meeting, you may vote in person even if you previously have mailed in your proxy.

                                                                                                      Sincerely,

                                                                                                      /s/ Robert D. Morton
                                                                                                      Robert D. Morton
                                                                                                      President and Chief Executive Officer

BANCORP CONNECTICUT, INC.
121 Main Street
Southington, Connecticut 06489

Notice of the Annual Meeting of Shareholders of
Bancorp Connecticut, Inc.
To be held April 26, 2001

TO THE SHAREHOLDERS OF BANCORP CONNECTICUT, INC.:

                Notice is hereby given that the 2001 Annual Meeting of the Shareholders (the "Meeting") of Bancorp Connecticut, Inc. (the "Company") will be held at 2:00 p.m. on Thursday, April 26, 2001, at The Aqua Turf Club, 556 Mulberry Street, Plantsville, Connecticut, for the following purposes:

                (1)  To elect three directors to serve until the 2004 annual meeting of shareholders and until their successors are elected and have qualified;

                (2)  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001;

                (3)   To consider a shareholder proposal; and

                (4)   To transact such other business as may properly come before the Meeting or any adjournment thereof.

                Only shareholders of record of outstanding shares of Common Stock of the Company at the close of business on March 1, 2001, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

                A list of the Company's shareholders will be open to the examination of any shareholder, for any purpose germane to the Meeting, during ordinary business hours, for at least 10 days prior to the Meeting, at the offices of the Company.

                                                                                                  BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                  /s/ Phillip J. Mucha
                                                                                                  Phillip J. Mucha
                                                                                                  Secretary

Southington, Connecticut
March 26, 2001

                YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

BANCORP CONNECTICUT, INC.

121 Main Street
Southington, Connecticut 06489
(860) 628-0351

______________________________

PROXY STATEMENT
For Annual Meeting
To Be Held April 26, 2001
___________________________________

INTRODUCTION

                This Proxy Statement is furnished to shareholders of Bancorp Connecticut, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 26, 2001, at 2:00 p.m., local time, at The Aqua Turf Club, 556 Mulberry Street, Plantsville, Connecticut 06479 and any adjournment or postponement thereof (the "Meeting"). The Company is the holding company for Southington Savings Bank, a Connecticut-chartered capital stock savings bank (the "Bank").

                At the Meeting, shareholders will be asked to consider and vote upon three proposals: (1) the election of three directors to serve as directors of the Company until the 2004 annual meeting of shareholders ("Proposal Number One"); (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001 ("Proposal Number Two"); and (3) a shareholder proposal ("Proposal Number Three"), which the Board of Directors opposes (see page 19).

                This Proxy Statement is dated March 26, 2001, and is first being mailed to shareholders along with the related form of proxy on or about March 26, 2001.

                If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or voting authority is to be withheld on Proposal Number One or Proposal Number Two, or unless the proxy specifies that it is to be voted for Proposal Number Three, such proxy will be voted FOR each nominee listed in Proposal Number One, FOR Proposal Number Two and AGAINST the shareholder proposal presented under Proposal Number Three, and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

                Voting by those present during the Meeting will be by ballot. Votes will be counted by tellers of the election. These tellers will canvas the shareholders present at the Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the applicable proposal. Abstentions and broker nonvotes will therefore have the same effect as a negative vote. Broker nonvotes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote such shares.

Revocability of Proxy

                Any shareholder of the Company who has given a proxy may revoke such proxy at any time before it is voted by either (i) filing a written revocation or a duly executed proxy bearing a later date with Phillip J. Mucha, Secretary of the Company, at Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489, or (ii) attending the Meeting and voting in person before the proxy is voted. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

Record Date, Outstanding Securities and Votes Required

                The Board has fixed the close of business on March 1, 2001 as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock, par value $1.00 per share ("Common Stock") who are entitled to notice of and to vote at the Meeting. As of the Record Date, 5,171,544 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote, and a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. No other class of securities of the Company is outstanding or entitled to vote at the Meeting.

                The election of each nominee listed in Proposal Number One as a director of the Company requires the affirmative vote of a plurality of the shares of Common Stock which are present or represented at the Meeting. In other words, the three persons receiving the highest number of "FOR" votes will be elected. The approval of Proposal Number Two and Proposal Number Three each require the affirmative vote of a majority of the shares of Common Stock which are present or represented at the Meeting.

                The Company expects that the officers and directors of the Company will vote the shares of Common Stock held by them (representing approximately 8.18% of the shares of Common Stock issued and outstanding) in favor of each nominee listed in Proposal Number One, in favor of Proposal Number Two, and against Proposal Number Three.

Principal Shareholders

                As of the Record Date, there were no persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who own or may be deemed to own beneficially more than five percent of the outstanding Common Stock.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

                The Company's Certificate of Incorporation (the "Certificate") provides for a Board of Directors of not less than seven and not more than fifteen members, as fixed from time to time by the Board pursuant to the Company's Bylaws. The Certificate also provides that the Board is divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year at the annual meeting. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

                The Board presently consists of twelve persons. The Board has decreased the size of the Board from twelve persons to eleven persons, effective on the date of the Meeting. The decrease reflects the expiration of the term of Walter J. Hushak, a current director who is ineligible to continue to serve as a director because of age limitations contained in the Company's Bylaws. The Board of Directors has nominated three persons to be elected to serve for a term of three years and until the election and qualification of their successors.  Unless a shareholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock will vote FOR the election of Norbert H. Beauchemin, Frederick E. Kuhr and Joseph J. LaPorte as directors to serve until the Company's 2004 annual meeting and until their successors are elected and have qualified. The Board has no reason to believe that any of the nominees will decline or be unable to serve as a director of the Company. However, if any such nominee shall be unavailable for any reason, then proxies will be voted for the election of such person or persons as may be recommended by the Board.

                The following tables set forth, as of March 1, 2001, certain information about each nominee director, each director continuing in office and each executive officer of the Company and the Bank who is not a director. Unless otherwise stated, all nominees, directors continuing in office and executive officers have held the positions described for the past five years. The Company's executive officers serve at the pleasure of the Board. Each nominee and continuing director also serves as a director of the Bank.
Nominees	Age	Director Since	Term Expiring*
Norbert H. Beauchemin	64	1995	2004
Frederick E. Kuhr	63	1994	2004
Joseph J. LaPorte	67	1994	2004
Continuing Directors	Age	Director Since	Term Expiring
Michael J. Karabin	54	1994	2002
David P. Kelley	59	1994	2002
Ralph G. Mann	71	1994	2002
Anthony S. Pizzitola	70	1994	2002
Andrew J. Meade	62	1994	2003
Frank R. Miller	62	1994	2003
Robert D. Morton	60	1994	2003
Dennis J. Stanek	58	1994	2003

*  Assumes election at the Meeting.

                Norbert H. Beauchemin, CPA, retired January 1, 2000 as Vice President of the accounting firm of Dudzik & Beauchemin, P.C., CPAs, located in Southington, Connecticut.

                Michael J. Karabin is President of Acme-Monaco Corporation, a manufacturer of springs, stampings, wire forms, orthodontic hardware and medical assemblies located in New Britain, Connecticut.

                David P. Kelley is a partner in the law firm of Kelley, Crispino & Kania, LLP, Southington, Connecticut. He served 6 two-year terms as the Southington Town Attorney, the final term ending in 1999. He is also Counsel to the Bank.

                Frederick E. Kuhr is President and controlling shareholder of Evergreen Nursery, Inc., Southington, Connecticut.

                Joseph J. LaPorte retired in 1996 as a Manufacturers Representative of the B.C.S. Company, a distributor of industrial metal finishing chemicals and equipment, located in Thompson, Connecticut. From 1992 to 1998, he was President of JNF Associates, Inc., developers of real estate.

                Ralph G. Mann retired as President and Chief Executive Officer of the Bank on December 31, 1991.  He was associated with the Bank as an officer or employee for 37 years, including 10 years as Chief Executive Officer.

                Andrew J. Meade has served as Vice Chairman of the Bank Board since May 1994. From 1999 to his retirement on January 1, 2001, he was a consultant to International Security Products, Inc. (doing business as Lori Lock), a manufacturer of security products located in Southington, Connecticut. He retired as President of International Security Products, Inc. in 1999, a position he held since 1991. Mr. Meade also has been a member of the Southington Town Council since 1969 and served as Chairman from 1993 to 1999.

                Frank R. Miller, CPA, is the Managing Partner of the accounting firm of Miller, Moriarty and Company, L.L.C., located in New Britain, Connecticut.

                Robert D. Morton has been the President and Chief Executive Officer of the Company since its formation on March 31, 1994. Mr. Morton has also been President and Chief Executive Officer of the Bank since January 1992. Mr. Morton is also President and Director of the Hartford Mutual Investment Fund, Inc., a registered investment company.

                Anthony S. Pizzitola retired in October 1994 as President and Treasurer of Pizzitola Electric Co., Inc., an electrical contractor located in Southington, Connecticut.

                Dennis J. Stanek is Senior Vice President-Investments of Tucker Anthony Incorporated, an investment-banking firm. Mr. Stanek is based in such firm's Hartford, Connecticut office.

Company Executive Officers Who Are Not Directors

                Mr. Phillip J. Mucha is the Company's only executive officer other than Mr. Morton.
Name	Age	Position
Phillip J. Mucha	53	Chief Financial Officer and Treasurer/Secretary of the Company; Senior Vice President and Treasurer of the Bank

                Phillip J. Mucha has been the Chief Financial Officer and Treasurer/Secretary of the Company since August 1999. He has also been Senior Vice President and Treasurer of the Bank since August 1999. He served as a consultant to the Bank during much of 1998 and joined the Bank in May of 1999 as Acting Chief Financial Officer. He was formerly Executive Vice President and Chief Financial Officer of Lafayette American Bank and Trust Company, Bridgeport, Connecticut from 1992 to 1996.

Retiring Director

                Walter J. Hushak, age 77, has served as a director of the Company and as Chairman of the Board of Directors of the Bank (the "Bank Board") since 1994 and prior to that as Vice Chairman of the Bank Board since 1982. He will retire as a director of the Company and as Chairman of the Bank Board upon the expiration of his current term on April 26, 2001. He retired in April 1998 as Senior Vice President of Janazzo Services, Inc., a commercial and residential heating and air conditioning installation company which is located in Southington, Connecticut. Due to age limitations contained in the Company's Bylaws, he is ineligible to stand for reelection.

The Board of Directors and Certain of Its Committees

                The Board has a standing Audit and Compliance Committee whose members are appointed annually.  The Audit and Compliance Committee currently consists of Messrs. Hushak, Chairman, Beauchemin, Karabin, Kelley, Meade and Miller. The Audit and Compliance Committee reviews the report of the Company's internal audit function and compliance function, recommends annually to the Board the appointment of the independent certified public accountants for the Company, reviews the scope and the cost of the prospective annual audit and reviews the results thereof with the Company's independent certified public accountants, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls, and reviews compliance with federal and state laws relating to accounting practices. In addition, the Audit and Compliance Committee reviews and discusses with management and the Company's independent certified public accountants the annual audited financial statements and the interim financial information included in the Company's quarterly reports filed with the Securities and Exchange Commission on Form 10-Q. The members of the Company's Audit and Compliance Committee are also members of the Bank's Audit and Compliance Committee, and meet jointly.

                In May 2000, the Board adopted a written charter for the Audit and Compliance Committee, a copy of which is set forth as Exhibit A to this Proxy Statement. The Company believes that its Audit and Compliance Committee members are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

                The Board has a Compensation Committee that meets jointly with the Compensation Committee of the Bank Board because the Company has no paid employees. The Compensation Committee is responsible for developing the Company's overall compensation philosophy and recommending the compensation of the Bank's executive officers to the Bank Board and the Company Board. Mr. Morton does not participate in any Board or Bank Board discussions concerning his compensation. The Compensation Committee currently consists of Messrs. Meade, Chairman, Hushak, Karabin, Kelley, LaPorte, Miller, and Pizzitola. See "Compensation Committee Report on Executive Compensation" for a more detailed description of the Compensation Committee's function.

                The Board has not established a standing nominating committee. The Board as a whole operates as a nominating committee. A shareholder's right to nominate individuals for election to the Board is set forth in the Company's Bylaws. Pursuant to the Bylaws, a shareholder must deliver written notice of such shareholder's intent to make such a nomination to, or mail such notice so that it is received by, the Company's Secretary at the Company's principal executive offices not less than 20 days nor more than 130 days prior to the applicable meeting. The Bylaws further require that the written notice set forth (1) as to each person whom the shareholder proposes to nominate (a) such person's name, age, business address and residence address, (b) such person's principal occupation or employment, (c) the class and number of shares of the Company such person beneficially owns, and (d) any other information required by law; and (2) as to the shareholder giving such notice (a) such shareholder's name and address as they appear on the Company's records, (b) the class and number of shares of the Company such shareholder beneficially owns, (c) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the applicable meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee specified in the notice and any other person or persons (naming such other person or persons) pursuant to which the shareholder will make such nomination or nominations. A copy of the Company's Bylaws will be provided without charge to any shareholder of the Company upon such shareholder's written request to Thomas A. Sebastian, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489.

                During 2000, the Board held 15 meetings, the Audit and Compliance Committee held 11 meetings, and the Compensation Committee held 2 meetings. During 2000, each director of the Company attended at least 75% of the meetings of the Board and all committees upon which he served.

Stock Ownership of Directors and Officers

                The following table sets forth as of March 1, 2001, the number of shares of Common Stock beneficially owned by (a) each director, nominee for director and the individuals named in the Summary Compensation Table of the Company; and (b) all directors, nominees and executive officers of the Company as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Robert D. Morton	206,690 (3)	3.88%
Walter J. Hushak	95,562 (4)	1.84%
Michael J. Karabin	84,708 (5)	1.63%
Anthony S. Pizzitola	75,984 (6)	1.46%
Joseph J. LaPorte	74,914 (7)	1.44%
Andrew J. Meade	73,661 (8)	1.42%
Ralph G. Mann	73,566 (9)	1.41%
Frederick E. Kuhr	65,096 (10)	1.25%
David P. Kelley	52,982 (11)	1.02%
Dennis J. Stanek	46,368 (12)	*
Frank R. Miller	40,100 (13)	*
Norbert H. Beauchemin	31,986 (14)	*
Phillip J. Mucha	24,714 (15)	*
All directors, nominees and executive officers as a group (13 persons)	946,331 (16)	16.62%

*         Less than one percent.

----------------------------------------------

(1)

Except as otherwise noted, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name. The Company's directors and principal officers hold options to purchase shares of Common Stock pursuant to the Company's Stock Option Plans. For the purpose of the table, shares subject to those options which may be exercised within the next 60 days ("currently exercisable options") are deemed beneficially owned by the individuals holding such options. Until such time as the options are exercised, no person will have voting or investment power over the shares subject to the options.

(2)

For the purpose of computing the percentage of outstanding Common Stock owned by each person named in the table, shares subject to currently exercisable options held by such person pursuant to the Company's Stock Option Plans are deemed to be outstanding.

(3)

Includes beneficial ownership of 44,240 shares purchased by Mr. Morton for himself; and 9,270 shares purchased by Mr. Morton's wife over which Mr. Morton has no voting or investment power and of which Mr. Morton disclaims beneficial ownership. Includes 153,180 shares issuable upon the exercise of currently exercisable options.

(4)	Includes 32,400 shares issuable upon exercise of currently exercisable options.
(5)

Includes beneficial ownership of 4,612 shares purchased by Mr. Karabin for himself; 2,570 shares purchased by Mr. Karabin's wife for their daughters over which Mr. Karabin has no voting or investment power, and of which Mr. Karabin disclaims beneficial ownership of 1,528 shares; 2,002 shares purchased by Mr. Karabin's wife for their sons over which Mr. Karabin has no voting or investment power, and of which Mr. Karabin disclaims beneficial ownership; 22,920 shares purchased by Acme-Monaco Corporation (Profit Sharing), of which Mr. Karabin is President, over which Mr. Karabin has shared voting and investment power; and 19,024 shares purchased by the Helen Karabin Family Limited Partnership, of which Mr. Karabin's mother and brother and Mr. Karabin are partners, over which Mr. Karabin has shared voting and investment power and maintains a controlling interest. Includes 33,580 shares issuable upon the exercise of currently exercisable options.

(6)

Includes beneficial ownership of 30,326 shares purchased by Mr. Pizzitola for himself and 10,028 shares purchased by Mr. Pizzitola's wife over which Mr. Pizzitola has no voting or investment power. Includes 35,630 shares issuable upon the exercise of currently exercisable options.

(7)

Includes 39,234 shares purchased jointly by Mr. LaPorte and his wife over which Mr. LaPorte has shared voting and investment power. Includes 35,680 shares issuable upon exercise of currently exercisable options.

(8)

Includes beneficial ownership of 13,080 shares purchased by Mr. Meade for himself of which 6,410 are held in an individual retirement account; 1,067 shares purchased by Mr. Meade's wife; 18,969 shares purchased by Mr. Meade for the Meade Trust; and 15,545 shares purchased jointly by Mr. Meade and his wife. Includes 25,000 shares issuable upon the exercise of currently exercisable options.

(9)

Includes 37,586 shares purchased jointly by Mr. Mann and his wife over which Mr. Mann has shared voting and investment power. Includes 35,980 shares issuable upon the exercise of currently exercisable options.

(10)

Includes beneficial ownership of 29,416 shares purchased jointly by Mr. Kuhr and his wife over which Mr. Kuhr has shared voting and investment power. Includes 35,680 shares issuable upon the exercise of currently exercisable options.

(11)	Includes 35,680 shares issuable upon exercise of currently exercisable options.
(12)	Includes 35,680 shares issuable upon exercise of currently exercisable options.
(13)

Includes beneficial ownership of 12,396 shares purchased by Mr. Miller for himself; and 104 shares purchased by Mr. Miller's wife as custodian for an unrelated third party over which Mr. Miller has no voting or investment power and of which Mr. Miller disclaims beneficial ownership. Includes 27,600 shares issuable upon the exercise of currently exercisable options.

(14)

Includes beneficial ownership of 4,136 shares purchased by Mr. Beauchemin for himself; 3,738 shares purchased by Mr. Beauchemin's wife over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership; and 7,112 shares held by Mr. Beauchemin in an individual retirement account. Includes 17,000 shares issuable upon exercise of currently exercisable options.

(15)	Includes 20,000 shares issuable upon exercise of currently exercisable options.
(16)	Includes 523,090 shares issuable upon the exercise of currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file. The Company is not aware of any person or group that owns in excess of five percent of the outstanding Common Stock. See "Principal Shareholders."

                Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 2000 all filing requirements applicable to its officers and directors were complied with.

Executive Compensation

                The following table sets forth information with respect to Mr. Morton's and Mr. Mucha's compensation. Mr. Morton is the Company's President and Chief Executive Officer and Mr. Mucha is the Company's Treasurer and Secretary and Chief Financial Officer and they are the only officers of the Company whose salary and bonus exceeded $100,000 in 2000. All amounts listed below were paid by the Bank to Mr. Morton in his capacity as the Bank's President and Chief Executive Officer and to Mr. Mucha in his capacity as the Bank's Senior Vice President and Treasurer.

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs(1) (#)	All Other Compensation ($)
Robert D. Morton, President	2000 1999 1998	247,731 238,500 186,879	50,000 35,000 0	7,500 8,000 7,500	7,002 (2) 21,161 (3) 10,590 (4)
Phillip J. Mucha, Treasurer and Secretary	2001 1999(6)	124,251 71,538	27,000 17,000	5,000 20,000	3,139 (5) 1,938 (5)

(1)	Consists only of securities underlying options. Neither the Company nor the Bank has any plan pursuant to which Stock Appreciation Rights ("SARs") may be granted to any person.
(2)

Includes aggregate contributions of $6,431 made by the Bank to the Bank's savings plan for Mr. Morton's benefit, and $571 representing Mr. Morton's share of premiums for life insurance in connection with his supplemental executive retirement plan.

(3)

Includes aggregate contributions of $5,423 made by the Bank to the Bank's savings plan for Mr. Morton's benefit, $15,192 for automobile allowance and $546 representing Mr. Morton's share of premiums for life insurance in connection with his supplemental executive retirement plan.

(4)

Includes aggregate contributions of $4,800 made by the Bank to the Bank's savings plan for Mr. Morton's benefit, $5,262 for automobile allowance, which began in August, 1998 and $528 representing Mr. Morton's share of premiums for life insurance in connection with his supplemental executive retirement plan.

(5)	Includes aggregate contributions made by the Bank to the Bank's savings plan for Mr. Mucha's benefit.
(6)	Information with respect to Mr. Mucha's compensation for 1999 represents (non-annualized) amounts actually paid since he joined the Bank in May 1999.

                Stock Options Granted in 2000.

                The following table sets forth certain information regarding stock options granted to the individuals named in the Summary Compensation Table during 2000. In addition, in accordance with the Commission's rules, the table also shows a hypothetical potential realizable value of such options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The assumed rates of growth were selected by the Company for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 2000, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $109.3 million for the Company's common shareholders.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name	Number of Securities underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (3)	5% ($)	10% ($)
Robert D. Morton, President	7,500	19.5%	13.25	12/20/10	62,496	158,378
Phillip J. Mucha, Treasurer/ Secretary	5,000	13.0%	13.25	12/20/10	41,664	105,585

(1)	Neither the Company nor the Bank has any plan pursuant to which SARs may be granted to any person.
(2)

Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	The options granted to Mr. Morton and Mr. Mucha cannot be exercised until December 20, 2001.

                Aggregated Option Exercises in 2000 and Option Values at December 31, 2000. The following table sets forth certain information concerning stock option exercises by the individuals named in the Summary Compensation Table during 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2000. Also reported are the values for "in-the-money" options that represent the positive spread between the exercise price of any such existing stock options and the closing market price of the Common Stock at December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/SAR VALUES (1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised in-the- Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable
Robert D. Morton, President	0	0	153,180/7,500	743,729/0
Phillip J. Mucha, Treasurer/Secretary	0	0	20,000/5,000	0/0

(1) Mr. Morton and Mr. Mucha do not hold any SARs.

Pension Plan

                The Bank maintains a trusteed noncontributory defined benefit pension plan that has been qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The pension plan covers full-time employees of the Bank who have attained the age of 21 and have completed at least one year of service with the Bank. In general, the pension plan provides for monthly payments to or on behalf of each covered employee upon such employee's normal retirement date after the later of reaching the age of 65 or the fifth anniversary of the employee's participation in the plan. The plan also provides the option of receiving early retirement benefits, provided that the participant has reached the age of 55 and has at least 10 years of service with the Bank.

               Effective for benefits earned after June 30, 1989, benefit payments to a participant are based upon (i) the employee's number of years of credited service (up to a maximum of 30), (ii) his average cash compensation (excluding bonuses and other special pay) for the 60 consecutive calendar months of highest earnings during the last 120 consecutive calendar months preceding the employee's retirement date, and (iii) his Social Security covered compensation. A participant may choose from a variety of monthly payment options, including payments for the participant's lifetime only, or for the participant's lifetime and the lifetime of his surviving spouse.

               Under the pension plan, the Bank makes an annual contribution for the benefit of eligible employees, if required, to meet the funding requirements of the Code and ERISA. Such contributions are computed on an actuarial basis. All of the contributions to and all of the expenses involved in administering the pension plan are paid entirely by the Bank. Although the Bank's employees no longer contribute to the pension plan to help fund their benefits, they have previously made such contributions.

SOUTHINGTON SAVINGS BANK
DEFINED BENEFIT PENSION PLAN

Annual Pension Benefits
Based on Years of Service
	Years of Service
Final Average Earnings	10	15	20	25	30	35
$ 20,000	$ 3,000	$ 4,500	$ 6,000	$ 7,500	$ 9,000	$ 9,000
25,000	3,750	5,625	7,500	9,375	11,250	11,250
35,000	5,263	7,895	10,526	13,158	15,789	15,789
50,000	8,488	12,732	16,976	21,220	25,464	25,464
75,000	13,863	20,795	27,726	34,658	41,589	41,589
100,000	19,238	28,857	38,476	48,095	57,714	57,714
125,000	24,613	36,920	49,226	61,533	73,839	73,839
150,000	29,988	44,982	59,976	74,970	89,964	89,964
175,000*	34,288	51,432	68,576	85,720	102,864	102,864
200,000*	34,288	51,432	68,576	85,720	102,864	102,864

*  Compensation limited to $170,000

The above table reflects the benefit formula that is currently in effect for those earning benefits after June 30, 1989. Effective for benefits earned on and after June 30, 1994, the limit on an individual's compensation is $150,000, with future indexing, under Section 401(a)(17) of the Code. The limit for 1995 and 1996 was $150,000. The limit for 1997, 1998, and 1999 was $160,000. The limit for 2000 and 2001 is indexed at $170,000.

                The pension plan covers a participant's cash compensation (excluding bonuses and other special pay), which is approximately equivalent to the annual compensation reported in the column entitled "Salary" in the "Summary Compensation Table" above. The above table illustrates annual pension benefits for an employee who retired at age 65 in 2000 and elects to have equal payments paid over his lifetime, with no continuation to a spouse. The benefits listed in the table are not subject to a deduction for Social Security or any other offset amount. For the purposes of the pension plan, at June 30, 2000, Mr. Morton had 9 years of credited service and Mr. Mucha had 1 year of credited service.

Supplemental Pension Plan

                Effective January 1, 1996, the Bank adopted a supplemental executive retirement plan ("SERP") for Mr. Morton. Under the terms of the SERP, Mr. Morton will receive a supplemental pension benefit at retirement equal to the excess benefit which would have accrued if the Bank's defined benefit pension plan benefit were calculated without regard to the compensation and benefit limits of Sections 401(a)(17) and 415 of the Code.

                Retirement benefits payable under the SERP may be paid in any form permitted under the Bank's defined benefit pension plan, a lump sum payout, or a fixed number of equal annual installments commencing when Mr. Morton begins receipt of his benefits under the defined benefit pension plan.

                The Bank has funded its obligations under the SERP by purchasing a cash surrender value life insurance policy on Mr. Morton.

                Effective December 21, 1998, the Bank adopted another SERP for Mr. Morton, which in combination with current and prior other employer provided retirement benefits would provide upon Mr. Morton's retirement a benefit equal to 60% of his final average compensation. The benefits under the Plan were fully vested as of June 30, 2000, the date Mr. Morton completed 10 years of service with the Bank. Commencing in December 1999, the Bank has made annual funding contributions under this plan with assets purchased by the Bank. The assets are held in a grantor trust.

Savings Plan

                In 1987, the Bank adopted a contributory defined contribution profit sharing plan that is intended to be qualified under the Code and ERISA, and is further intended to comply with the requirements of Section 401(k) of the Code. The plan covers employees who have attained the age of 21 and have completed at least one year of service with the Bank. Eligible employees may elect to defer from 1% to 15% of their compensation (but, for 2000, not in excess of $10,500) by means of payroll deduction. For employees earning over $80,000 in 1999, the amount which they may contribute in 2000 may be further limited to enable the savings plan to meet certain tests imposed by the Code. During 2000 the Bank's matching contribution was equal to 66 2/3% of the first 6% of the compensation contributed as a salary deferral by the employee. The matching contribution percentages are subject to change at anytime in the future at the discretion of the Bank. Participants are always 100% vested in their contributions and Bank matching contributions.

                Contributed sums are held in trust and invested by the trustee. Participants receive a proportionate share of plan earnings or losses based upon their investment selection and their account balances. Participants may request a loan from their accounts in the plan subject to certain restrictions. Generally, the amount of the loan may not exceed one-half of their interest in the plan. Participants may request a withdrawal of their contributions in certain circumstances. Otherwise, upon a participant's retirement, death, disability or termination of employment, the participant's accounts may be paid out in a lump sum.

Employment Agreements

                Robert D. Morton

                The Company, the Bank and Robert D. Morton, President and Chief Executive Officer of the Company and the Bank, are parties to an employment agreement dated February 1, 2000, which expires December 31, 2001. The term of the employment agreement extends automatically for one additional year on each January 1, so that there are successive one-year terms of employment, unless either party gives 12 months advance notice of its intention not to renew. No such notice has been given. The agreement provides, among other things, for an annual salary of $250,500 with annual salary reviews on or before April 1 of each employment year, and for participation in bonuses and employee benefit plans and fringe benefits which are or may be adopted by the Bank for its executive employees, and for supplemental retirement plans now existing for Mr. Morton's benefit.

                Any party may terminate the employment agreement on 30 days notice to the other party, except that the Company or the Bank may immediately terminate Mr. Morton's employment for cause. If (a) the Company or the Bank terminates Mr. Morton's employment agreement without cause (other than on account of his death, retirement or disability) or (b) Mr. Morton voluntarily terminates his employment within 6 months following the occurrence of a change of control, Mr. Morton will be entitled to receive (1) all accrued salary and benefits through the effective date of such termination; (2) a severance benefit equal to the sum of 36 months pay at Mr. Morton's then current base salary plus 3 times the most recent annual bonus received by Mr. Morton from the Company or the Bank; and (3) all benefits then owed to Mr. Morton under all employee benefit plans maintained by the Company and/or the Bank. In addition, in general all stock options granted to Mr. Morton by the Company and/or the Bank shall be fully exercisable. Further, Mr. Morton will continue to receive paid coverage (net of his payment of the same share of the premium cost as is paid by other bank employees) under the Bank's group health insurance plan in accordance with Mr. Morton's coverage elections in effect immediately prior to his termination of employment, for a period no greater than 12 months following the termination of his employment. The foregoing amounts would not be reduced by any compensation or benefits that Mr. Morton might receive from new employment. In addition, if any payment made to Mr. Morton would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties with respect to such excise tax (collectively the "Excise Tax"), Mr. Morton will be entitled to receive an additional payment in an amount such that after payment by Mr. Morton of all taxes and penalties, Mr. Morton retains the same amount that he would have retained had he not been subject to the Excise Tax.

                The employment agreement also contains a one-year covenant not to compete if Mr. Morton terminates his employment with the Bank voluntarily, except following a change of control.

                Phillip J. Mucha

                The Company, the Bank and Phillip J. Mucha, Chief Financial Officer and Treasurer/Secretary of the Company and Senior Vice President and Treasurer of the Bank, are parties to an employment agreement dated February 1, 2000, which expires December 31, 2001. The term of the employment agreement extends automatically for one additional year on each January 1, so that there are successive one-year terms of employment, unless either party gives 12 months advance notice of its intention not to renew. No such notice has been given. The agreement provides, among other things, for an annual salary of $125,500 with an annual salary review on or before April 1 of each employment year, and for participation in bonuses and employee benefit plans and fringe benefits which are or may be adopted by the Bank for its executive employees.

                Any party may terminate the employment agreement on 30 days notice to the other party, except that the Company or the Bank may immediately terminate Mr. Mucha's employment for cause. If (a) the Company or the Bank terminates Mr. Mucha's employment agreement without cause (other than on account of his death, retirement or disability) or (b) Mr. Mucha voluntarily terminates his employment within 6 months following the occurrence of a change of control, Mr. Mucha will be entitled to receive (1) all accrued salary and benefits through the effective date of such termination; (2) a severance benefit equal to the sum of 24 months pay at Mr. Mucha's then current base salary plus 2 times the most recent annual bonus received by Mr. Mucha from the Company or the Bank; and (3) all benefits then owed to Mr. Mucha under all employee benefit plans maintained by the Company and/or the Bank. In addition, in general all stock options granted to Mr. Mucha by the Company and/or the Bank shall be fully exercisable. Further, Mr. Mucha will continue to receive paid coverage (net of his payment of the same share of the premium cost as is paid by other bank employees) under the Bank's group health insurance plan in accordance with Mr. Mucha's coverage elections in effect immediately prior to his termination of employment, for a period no greater than 12 months following the termination of his employment. The foregoing amounts would not be reduced by any compensation or benefits that Mr. Mucha might receive from new employment. In addition, if any payment made to Mr. Mucha would be subject to the Excise Tax, Mr. Mucha will be entitled to receive an additional payment in an amount such that after payment by Mr. Mucha of all taxes and penalties, Mr. Mucha retains the same amount that he would have retained had he not been subject to the Excise Tax.

                The employment agreement also contains a one-year covenant not to compete if Mr. Mucha terminates his employment with the Bank voluntarily, except following a change of control.

Transactions with Management

                Mr. Frederick E. Kuhr, a member of the Board, is President and controlling shareholder of Evergreen Nursery, Inc., which company provides landscaping and snow removal services to the Bank. In 2000, the Bank paid Evergreen Nursery, Inc. $65,139 for such services.

Certain Business Relationships

                Mr. Dennis J. Stanek, a member of the Board, is a Senior Vice President - Investments of Tucker Anthony Incorporated ("Tucker Anthony"), which firm provides securities brokerage services to the Bank. Mr. Stanek did not receive any portion of the fees paid by the Bank to Tucker Anthony in connection with these services during 2000. Tucker Anthony will continue to perform such services in 2001.

                For information concerning Mr. Kelley's relationship with the Bank, see "Compensation Committee Interlocks and Insider Participation" below.

                In the opinion of management, the services described in this section and under "Transactions with Management" were provided on terms at least as favorable as could be obtained from independent parties. The Company and the Bank expect to continue to use the services of each of the above persons and entities in the future.

Indebtedness of Management and Others

                The Bank has engaged and expects to engage in the future in banking transactions in the ordinary course of business with directors and executive officers of the Company and their associates and members of their respective families. Such transactions are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

Audit Committee Report

                The Company's Audit and Compliance Committee has reviewed and discussed the Company's audited financial statements as of December 31, 2000 and 1999, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2000 with management. It also has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

                The Audit and Compliance Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the Audit and Compliance Committee has discussed with the independent accountants the independent accountant's independence.

                Based upon the above review and discussions, the Audit and Compliance Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the December 31, 2000 fiscal year for filing with the Securities and Exchange Commission.
Norbert H. Beauchemin	Michael J. Karabin	Andrew J. Meade
Walter J. Hushak	David P. Kelley	Frank R. Miller

Compensation Committee Report on Executive Compensation

                The Company provides no cash compensation to its executive officers. Instead, the Bank provides such compensation.

                The Compensation Committee of the Company is responsible for reviewing and approving the Company's overall compensation philosophy and, together with the Compensation Committee of the Bank, recommending the compensation of the Bank's executive officers. The Compensation Committee's recommendations on executive compensation are presented to the Bank Board and the Board for review and approval.

                The Bank's compensation program is comprised of a base salary, stock options, cash performance awards, and customary retirement, insurance and vacation benefits.

                In establishing executive compensation, one of the Compensation Committee's primary considerations is its review of industry data from peer group surveys of salary ranges and incentive pay. The Bank's peer group is determined based on company asset size, number of employees and geographical considerations. The Compensation Committee exercises discretion and makes judgments after considering all factors that are relevant to the success of the Bank, including the achievement of objective targets relating to the Bank's management and financial performance. The Compensation Committee considered the following guidelines in establishing Mr. Morton's compensation: overall leadership of the Bank and the Company; development of future strategies for the Bank and the Company; implementation of strategic plans; achievement of performance targets that reflect the continued financial success of the Bank and the Company and overall shareholder value. Mr. Morton received an annual merit increase of $12,000 for 2000, or 5.0% of his 1999 salary. He also received a cash performance award of $50,000 in 2001 based on his 2000 performance.

                Stock options are granted to employees at all levels of the organization. In recommending option grants for 2000, the Compensation Committee reviewed all ownership of options and distributed new options to certain officers. In 2000, Mr. Morton received options to purchase 7,500 shares of the Company's common stock, representing 19.5% of the total options distributed to those employees during 2000.

                The Compensation Committee believes that executive compensation levels for fiscal year 2000 adequately reflect the Bank's compensation goals, policies and philosophies. Effective for 2000, Mr. Morton's total overall compensation package represents fair compensation in the Compensation Committee's judgment based on its evaluation of Mr. Morton's contribution to the Bank's operating results and peer group comparisons.

Walter J. Hushak	David P. Kelley	Frank R. Miller
Michael J. Karabin	Joseph L. LaPorte	Anthony S. Pizzitola
Andrew J. Meade

* * * *

Compensation Committee Interlocks and Insider Participation

                Messrs. Hushak, Karabin, Kelley, LaPorte, Meade, Miller and Pizzitola served as members of the Compensation Committee of the Company and the Bank Board during the fiscal year ended December 31, 2000. As part of the Boards' review of the Compensation Committee's recommendations, Mr. Morton participated in the Boards' deliberations concerning executive officer compensation. Mr. Morton did not participate in any such deliberations relating to his own compensation.

                Mr. Kelley is a partner of the law firm of Kelley, Crispino & Kania, LLP. He received a retainer of $22,000 for acting as Bank Counsel in 2000. In 2000, the Bank paid Kelley, Crispino & Kania, LLP fees for additional legal representation on various matters. Mr. Kelley will receive a $22,000 retainer for acting as Bank counsel in 2001. Kelley, Crispino & Kania, LLP continues to represent the Bank on various legal matters.

               Mr. Morton is the President and Chief Executive Officer of the Company and the Bank.

Compensation of Directors

                The directors of the Company are also directors of the Bank. In 2000, each director of the Bank, other than the President, received a fee of $500 for attendance at each regular meeting of the Bank Board, $600 for attendance at each director/officer seminar, and $400 for attendance at each meeting of a committee of the Bank Board. For 2001, these amounts have not changed. Company board and committee meetings normally immediately follow Bank meetings, and directors receive no additional compensation for their services at such meetings. When a Company meeting does not occur on the same day as a Bank meeting, the Company pays non-officer directors for each meeting based upon the same rate schedule in effect for the Bank.

                In addition to his fees for attendance at Bank Board and committee meetings, the Bank in 2000 also paid Walter J. Hushak $22,000 for services rendered as Bank Chairman. Mr. Hushak will receive a pro-rata portion of the $22,000 for services rendered as Bank Chairman until the expiration of his current term on April 26, 2001.

                Directors who are not employees of the Company may participate in the 1997 Stock Option Plan (the "1997 Plan") and be awarded non-qualified stock options ("NQSO's"). Nonemployee directors were previously eligible to be awarded NQSO's pursuant to the 1993 Stock Option Plan that terminated on May 14, 1997 upon the approval of the 1997 Stock Option Plan. The exercise price of these NQSO's may never be less than the fair market value of the underlying Common Stock on the date the NQSO's are granted. Pursuant to the 1997 Plan, on December 20, 2000, each nonemployee director was granted NQSO's to purchase 3,000 shares of Common Stocks of the Company. These options become exercisable on December 20, 2001 at an exercise price of $13.25 per share and expire on December 20, 2010.

Shareholder Return Presentation

                The following graph compares the change in the Company's cumulative total return on its Common Stock to (a) the change in the cumulative total return on the stocks included in the Standard and Poor's 500 Index and (b) the change in the cumulative total return on the stocks included in the Nasdaq Bank Stocks Index assuming an investment of $100 made on December 31, 1995 and comparing relative values on December 31, 2000. The Keefe, Bruyette & Woods, Inc. New England Bank Index presented in the Company's prior year Common Stock price performance graph is no longer available. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. Note that the Common Stock price performance shown below should not be viewed as being indicative of future performance.

Bancorp Connecticut, Inc.
Total Performance Analysis
BKCT Index
S&P 500 Index
Nasdaq Bank Index
Index of Total Return
350.00
300.00
250.00
200.00
150.00
100.00
50.00
231.62
214.77
214.13
Dec-95
Mar-96
Jun-96
Sep-96
Dec-96
Mar-97
Jun-97
Sep-97
Dec-97
Mar-98
Jun-98
Sep-98
Dec-98
Mar-99
Jun-99
Sep-99
Dec-99
Mar-00
Jun-00
Sep-00
Dec-00

Sandler O'Neill & Partners, L.P.                                                                                                Source Data:  Bloomberg

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES. THE ELECTION OF EACH NOMINEE REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING.

PROPOSAL NUMBER TWO

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2001

                The Board has entered into an agreement with PricewaterhouseCoopers LLP, independent certified public accountants, to be the Company's independent accountants for the fiscal year ending December 31, 2001, subject to ratification by the Company's shareholders. PricewaterhouseCoopers LLP has been the Company's independent certified public accountants since the Company's formation on March 31, 1994 and the Bank's independent certified public accountants since August 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. Unless otherwise directed, proxies will be voted in favor of ratification of the appointment of PricewaterhouseCoopers LLP.

Audit Fees

                The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements as of December 31, 2000 and for the year then ended and the reviews of the Company's financial statements included in the Company's quarterly Form 10-Q filings with the Securities and Exchange Commission for the fiscal year 2000 were $83,150 of which an aggregate amount of $28,062 has been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

                No fees were incurred or billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 relating to financial information systems design and implementation.

All Other Fees

                The aggregate fees billed for services, other than the services covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $100,079, which includes billings for professional services related to the outsourcing of the internal audit function of the Bank, preparation of Federal and state income tax returns and related tax return services, and services relating to the Bank's Savings Bank and Pension Plan. The Audit and Compliance Committee of the Board has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP and believes that it is so compatible.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS MUST BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING.

PROPOSAL NUMBER THREE

SHAREHOLDER PROPOSAL RELATING TO
THE SALE OF THE COMPANY

                Fausto and Maria Scricca of 7 Sachem Road, Plainville, Connecticut 06062, beneficial owner of 3,800 shares of the Company's Common Stock, have notified the Company that they intend to present the following proposal for consideration at the Meeting. The shareholder proposal, and the shareholder's statement in support of the proposal, is quoted verbatim in italics below.

Shareholder Proposal

                 "The proposal is that the shareholders of BKCT urge the Board of Directors to arrange for the sale of the company (BKCT) to the highest bidder, provided it is not less than two and one half (2.50) the company book value, in cash, stock or combination of both. And the Board of Directors be given one year time to accomplish the sale."

Supporting Statement by Shareholder

                "The purpose is to give all BKCT shareholders the opportunity to send a strong message to the company (BKCT) Board of Directors that shareholders support the sale of the company.

                A strong and or majority vote by the shareholders would indicate to the Board the displeasure felt by the low price of shares in the past years.

                The prompt sale of the company (BKCT) to the highest bidder whether in cash, stock or combination of both is in the best interest of all shareholders.

                I urge your support. Vote yes for this proposal."

Board of Directors' Statement Against the Shareholder Proposal

                The Board strongly opposes the shareholder proposal. The proposal requests the Board to act in what the Board believes to be a precipitous manner, without due consideration to all of the factors which are in the best interests of the Company's shareholders. For example, the proposal assumes the sale of the Company within a year is in the shareholders' best interests. The Board strongly disagrees with this assertion, and believes other factors must be considered before arriving at a decision to sell the Company. Additionally, approval of the proposal would serve as a public announcement to our competitors, our customers, and our employees that the Company is up for sale. Not only does the Board believe that this would hurt the ability of the Company to achieve maximum shareholder value in any potential sale, but it would also engender uncertainty among the Bank's employees and customers, which would produce, in the Board's opinion, an immediate and ongoing deterioration in the business and value of the Company.

                The Board and management regularly review mergers in the financial industry and potential combinations involving the Company as ways to maximize long-term shareholder value. The Board, however, will not enter into a transaction unless it believes the terms are fair and in the best interests of all of the Company's shareholders.

                Your Board of Directors has always acted, and will continue to act, in the best interests of all of the Company's shareholders. To this end, the Company continues to take steps which it believes positions the Bank as both a full-service provider of financial services and a growing community-based banking institution, whose financial performance compares very favorably to its peers. These steps, in both the short and long term, enhance the value of the Company, and thus shareholder value. The Board should not be asked to act in a manner which it believes is shortsighted, and not in the shareholders' best interests. For these reasons, we ask you to oppose the shareholder proposal.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL. THE APPROVAL OF THE SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

                If a shareholder intends to present a proposal at the Company's 2002 annual meeting of shareholders, and seeks to have the proposal included in the Company's proxy statement and form of proxy relating to that annual meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company at its principal executive offices located at 121 Main Street, Southington, Connecticut 06489 on or before the close of business November 26, 2001. If a shareholder wishes to present a matter at the 2002 annual meeting that is outside of the processes of Rule 14a-8, the Company's bylaws state that notice to the Company must be given to the Company no later than 20 days prior to the annual meeting date which, if such date is April 26, 2002, is April 6, 2002. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

SOLICITATION

                The Company will bear all costs and expenses associated with soliciting management proxies. In addition to the use of the mails, proxies may be solicited by the directors, officers and regular employees of the Company and/or the Bank by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

                As of the date of this Proxy Statement, the Board is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

ANNUAL REPORT ON FORM 10-K

                The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission. Any such request should be made in writing to Thomas A. Sebastian, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489.

Southington, Connecticut
March 26, 2001

Exhibit A

BANCORP CONNECTICUT, INC.

Audit Committee Charter

Purpose

                The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

                In discharging its oversight role, the Audit Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

                The following shall govern the membership requirements, structure, responsibilities and processes of the Company's Audit Committee.

Membership Requirements

(i)

The Audit Committee shall be comprised of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(ii)

For purposes of the above, an independent director is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

	(a)	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
(b)

a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)

a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

(d)

a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

	(e)	a director who is employed as an executive or another entity where any of the Company's executives serve on that entity's compensation committee.
(iii)

Notwithstanding paragraph (i), one director who is not independent as defined in paragraph (ii) and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Key Responsibilities

                In carrying out its oversight role, the Audit Committee shall perform the following functions, which are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

The Audit Committee shall make recommendations to the Board regarding the appointment, selection and, where appropriate, replacement of the Company's outside auditor, and perform those functions under the caption "Relationship with Outside Auditors" below.

The Audit Committee shall review and discuss with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

As a whole, or through the Committee chair, the Audit Committee shall, to the extent necessary, review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

The Audit Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal procedures and controls.

The Audit Committee shall obtain from the outside auditor at least annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action to oversee the independence of the outside auditor.

The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Audit Committee shall review such other factors as it deems appropriate that affect the integrity of the Company's published financial reports, including the implementation of appropriate recommendations of the Company's outside auditor .

Relationship with Outside Auditors

                The Audit Committee shall be responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Audit Committee shall also be responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

                The outside auditor shall be ultimately accountable to the Board and the Audit Committee, as representatives of shareholders. The Audit Committee shall evaluate and make recommendation to the Board regarding the appointment, selection, and, where appropriate, replacement, of the Company's outside auditors. The Board shall select, appoint, and, where appropriate, replace the Company's outside auditors. The selection and appointment by the Board of the Company's outside auditors shall be subject to the ratification by the Company's shareholders at the Company's annual meeting.

Process

                The Audit Committee shall meet at least one time a year (or more often as may be required by the Securities and Exchange Commission or the Nasdaq Stock Market listing standards) and shall report to the entire Board at its next regularly scheduled meeting its actions.

Review

                This Charter shall be reviewed for adequacy on an annual basis by the Audit Committee and, to the extent necessary, by the Board.

BANCORP CONNECTICUT, INC.
121 Main Street
Southington, Connecticut 06489

Proxy for the Annual Meeting of Shareholders
to be held at 2:00 p.m. on April 26, 2001
Aqua Turf Club, 556 Mulberry Street, Plantsville, Connecticut

The undersigned hereby appoints Phillip J. Mucha, Secretary and Treasurer, and Thomas A. Sebastian, or any of them, attorneys and proxies for the undersigned with power of substitution, to act and to vote, with the same force and effect as the undersigned, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bancorp Connecticut, Inc. to be held on April 26, 2001, and any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark, sign and date your proxy on the reverse side.

Please Detach and Mail in the Envelope Provided
☑	Please mark your votes as in this example.

PROPOSAL 1 AND 2 ARE PROPOSED BY THE BOARD OF DIRECTORS. PROPOSAL 3 IS A SHAREHOLDER PROPOSAL.
Proposal 1. Election of Directors for a three year term expiring in 2004.
FOR	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	☐

Norbert H. Beauchemin, Frederick E. Kuhr, Joseph J. LaPorte

TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S). Write individual nominee(s) name(s) below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.
Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.
FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3. Shareholder proposal.
FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

Such persons (or their substitutes) are directed to vote as indicated in this proxy and are authorized to vote in their discretion upon any other business which properly comes before the meeting or any adjournment thereof.

IF NO CHOICE IS SPECIFIED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

Please sign and date this proxy and promptly return it in the envelope provided.

I WILL ATTEND THE ANNUAL MEETING YES ______ NO ______
Signature(s)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.